UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.02.	Unregistered Sales of Equity Securities.

Item 3.03.	Material Modification to Rights of Security Holders.

Item 5.01.	Changes in Control of Registrant.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01.	Other Events.

As previously disclosed, on May 2, 2012, Kensey Nash Corporation, a Delaware corporation (“Kensey Nash” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Koninklijke DSM N.V., a corporation organized in the Netherlands (“Parent” or “DSM”) and Biomedical Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of DSM (“Purchaser”).

Pursuant to the Merger Agreement, on May 21, 2012, DSM and Purchaser commenced a tender offer to purchase all outstanding shares of Kensey Nash’s common stock, including the associated preferred stock purchase rights (“Shares”), at a price of $38.50 per share in cash, net to the holder thereof, without interest and subject to the applicable withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 2012, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On June 19, 2012, DSM announced that the initial offering period of the Offer had expired at 12:00 midnight, New York City time, on Monday, June 18, 2012 and that as of such time, based on the information provided by the depositary for the Offer, 7,151,081 Shares were validly tendered and not withdrawn prior to the expiration of the Offer (including 276,900 Shares tendered by notices of guaranteed delivery), representing approximately 79% of the issued and outstanding Shares (excluding Shares tendered pursuant to guaranteed delivery procedures). On June 19, 2012, Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn, and payment is being made, in accordance with the terms of the Offer. Upon the acceptance of Shares for payment pursuant to the Offer on June 19, 2012, a change of control of Kensey Nash occurred.

In order to complete the Merger, and pursuant to Section 1.8 of the Merger Agreement, on June 22, 2012, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase Shares, and Kensey Nash issued 7,953,922 Shares (the “Top-Up Option Shares”) to Purchaser, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Option Shares by the delivery of cash in the amount of $7,953.92 and a promissory note with a principal amount of $306,218,043.08. The Top-Up Option Shares, when added to the number of Shares directly or indirectly owned by DSM and Purchaser at the time of exercise of the Top-Up Option, represented one Share more than 90% of Shares outstanding immediately after the issuance of the Top-Up Option Shares. The Top-Up Option Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. In the Merger Agreement, DSM and Purchaser represented and warranted to Kensey Nash that Merger Sub was an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act, and DSM and Merger Sub agreed that the Top-Up Option Shares were acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at 3:00 p.m. New York City time on June 22, 2012, Purchaser filed a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Merger, Purchaser merged with and into Kensey Nash (the “Merger”), effective as of 11:59 p.m. New York City time on June 22, 2012 (the “Effective Time”), in accordance with the “short-form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of Kensey Nash. Kensey Nash was the surviving corporation in the Merger and, as a result of the Merger, has become an indirect wholly-owned subsidiary of DSM. In the Merger, each Share (other than Shares held by DSM, the Purchaser, including as a result of the exercise of the Top-Up Option, Kensey Nash and Shares held by holders who properly exercise their appraisal rights under applicable Delaware law) was cancelled and converted into the right to receive $38.50 per Share, net to the holder in cash, without interest, subject to any required withholding of taxes.

In connection with the consummation of the Merger, on June 22, 2012, Kensey Nash notified the NASDAQ Global Select Market that the Certificate of Merger had been filed, and trading in the Shares on the NASDAQ Global Select Market was halted prior to the open of the market on Monday, June 25, 2012. Kensey Nash intends to file a Form 15 application to terminate the registration of the Shares under the Securities Exchange Act of 1934, as amended.

The total amount of the consideration payable in connection with the change of control transaction is approximately $360.5 million. DSM has provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the Offer and has provided funding for the purchase of Shares in the Merger.

Pursuant to the Merger Agreement, at the Effective Time, Kensey Nash’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). A copy of the form of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Also pursuant to the Merger Agreement, at the Effective Time, Kensey Nash’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is Kensey Nash Corporation (the “Amended and Restated By-Laws”). A copy of the form of the Amended and Restated By-Laws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Effective as of the Effective Time, each of Joseph W. Kaufmann, Douglas G. Evans, P.E., C. McCollister Evarts, M.D., Robert J. Bobb, Donald E. Morel, Jr., Ph.D., Walter R. Maupay, Jr. and Lisa D. Earnhardt no longer serve on the Board of Directors of Kensey Nash (the “Board”) nor any committees of the Board on which they served. Pursuant to the Merger Agreement, Chistophe Dardel and Hugh C. Welsh became the sole directors of Kensey Nash as of the Effective Time.

The descriptions of provisions of the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which Kensey Nash filed as Exhibit 2.1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 3, 2012 and incorporated herein by reference.

On June 19, 2012, DSM issued a press release announcing the expiration of the Offer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation of Kensey Nash Corporation (incorporated by reference to Exhibit 2.1 to Kensey Nash’s Current Report on Form 8-K filed on May 3, 2012).

3.2	Form of Amended and Restated By-Laws of Kensey Nash Corporation.

99.1	Press Release issued by DSM, dated June 19, 2012 (incorporated by reference to Exhibit (a)(5)(I) of Amendment No. 2 to the Schedule TO filed by DSM and Purchaser on June 19, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano

Name:	Michael Celano

Its:	Chief Financial Officer

Dated: June 25, 2012

Exhibit Index

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation of Kensey Nash Corporation (incorporated by reference to Exhibit 2.1 to Kensey Nash’s Current Report on Form 8-K filed on May 3, 2012).

3.2	Form of Amended and Restated By-Laws of Kensey Nash Corporation.

99.1	Press Release issued by DSM, dated June 19, 2012 (incorporated by reference to Exhibit (a)(5)(I) of Amendment No. 2 to the Schedule TO filed by DSM and Purchaser on June 19, 2012).